Exhibit 10.2

AMENDMENT NO. 1
TO
AMENDED AND RESTATED INDEMNITY AGREEMENT

THIS AMENDMENT NO. 1 to AMENDED AND RESTATED INDEMNITY AGREEMENT (the “Amendment”) dated as of the 12th day of August, 2019, but effective as of the 1st day of August, 2019, is made and entered into by and between Quanta Services, Inc., a Delaware corporation (the “Company”), and Jesse E. Morris (“Indemnitee”), an individual resident in the State of Texas. The Company and Indemnitee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:
WHEREAS, the Parties entered into that certain Amended and Restated Indemnity Agreement dated December 6, 2018 (the “Original Agreement”) setting forth the agreement of the Parties with respect to indemnification; and
WHEREAS, the Parties desire to amend the Original Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and on the terms herein set forth, the Parties hereby agree as follows:
1.    Amendment to Services. Section 1 of the Original Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
“1.   Services To The Company. Indemnitee will serve or continue to serve (a) as an officer, director or key employee of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation, or (b) as a consultant of the Company for the duration of the term, or until earlier termination, of the applicable consulting agreement. This Agreement shall not be deemed an employment contract between the Company (or any of its Subsidiaries or any Enterprise) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer, key employee or consultant of the Company.”
2.    Amendment of Definitions. Subsections (d) and (m) of Section 2 of the Original Agreement are hereby deleted in their entirety and the following shall be inserted in lieu thereof:
“(d)   “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, employee, agent or consultant of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.”

Exhibit 10.2

“(m)   The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, appeal or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, key employee or consultant of the Company, by reason of any action (or omission from action) taken by him or of any action (or omission from action) on his part while acting as a director, officer, key employee or consultant of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee, consultant or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. Notwithstanding the foregoing, “Proceeding” shall not include any proceeding or arbitration, or part thereof, initiated by Indemnitee to enforce his or her rights under this Agreement or as provided for in Section 14(e) of this Agreement.”
3.    Amendment to Duration. Section 18 of the Original Agreement is hereby is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
“18.   Duration Of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director, officer, key employee or consultant of the Company or as a director, officer, trustee, general partner, managing member, fiduciary, employee, consultant or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee may be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his Corporate Status, whether or not he is serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement.”
4.    Amendment to Binding Effect. Subsections (a) and (c) of Section 22 of the Original Agreement are hereby deleted in their entirety and the following shall be inserted in lieu thereof:
“(a)   . The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, key employee or consultant of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, key employee or consultant of the Company.”

Exhibit 10.2

“(c)   The indemnification, hold harmless and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, trustee, general partner, managing member, fiduciary, employee, agent or consultant of the Company or of any other Enterprise that such Indemnitee had been serving at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.”
6.    Supplemental Instrument. This instrument is executed and shall constitute an instrument supplemental to and in amendment of the Original Agreement and shall be construed with and as a part of the Original Agreement. All references herein and in the Original Agreement to the Agreement shall be deemed to refer to the Original Agreement as amended hereby.
7.    Ratification of Original Agreement. Except as modified and expressly amended by this Amendment and any other written supplement or amendment executed by the Parties, the Original Agreement is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.
8.    Entire Agreement. This Amendment, together with the Original Agreement, constitutes the entire agreement and understanding between the Parties concerning the matters addressed by the Original Agreement, and supersedes any and all previous agreements or understandings between the Parties concerning same.
9.    Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law rules.
10.    Interpretation. Any capitalized terms used herein which are defined in the Original Agreement shall have the meaning attributable to such terms in the Original Agreement unless otherwise defined herein. Headings in this Amendment are for informational purposes only and shall not be used to construe the intent of this Amendment.
11.    Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be deemed one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties.
[signatures follow]

Exhibit 10.2

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

QUANTA SERVICES, INC.    INDEMNITEE:

By: __/s/ Earl C. Austin, Jr._____________    __/s/ Jesse E. Morris________________
Earl C. Austin, Jr.    Jesse E. Morris
President and Chief Executive Officer

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